EZCORP Reports 163% Increase in Third Quarter Net Income
Up 27% on an Adjusted Basis
Austin, Texas (August 1, 2018) - EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Latin America, today announced results for its third quarter ended June 30, 2018.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR THIRD QUARTER OF FISCAL 2018

•
Net income increased 163% to $14.5 million, and basic earnings per share increased 170% to $0.27 - Included in the quarter is a $5.2 million pre-tax gain on litigation settlement and an unrelated $3.3 million tax benefit. Adjusting for these and other discrete items[1], net income increased by 27%, representing a strong operating result and the 10th consecutive quarter of year-over-year (YOY) growth in both net income and earnings per share (EPS).

•
Latin America Pawn accelerates earnings growth - Contribution from the Latin America Pawn segment increased 63% to $8.8 million on a 102% increase in pawn loans outstanding (PLO) to $39.3 million, driven by the contribution from acquired stores. Same store PLO led the industry, down 2% (up 8% on a constant currency basis2), following 16% growth (13% on a constant currency basis) in the prior year quarter. Latin America Pawn now comprises 47% of the company's total consolidated pawn stores and produced 29% of consolidated pawn contribution in the current quarter, up from 18% in the prior year quarter.

•
U.S. Pawn continues its significant earnings and cash flow contribution with industry leading returns - Industry-high PLO per store of $282,000 and monthly pawn loan yield of 14% combined to drive 33% higher pawn service charges (PSC) per store compared to the industry. U.S. Pawn achieved a 4% higher sales gross profit YOY and industry leading margins of 38%, up 110bps, while reducing inventory balances by $9.2 million in the quarter. The U.S. Pawn segment contributed $21.4 million of profit before tax as it continues recovery from the impact of Hurricanes Harvey and Irma.

•
Consolidated PLO increased 9% - Total consolidated PLO grew 9% and PSC increased 11%, including acquired stores. Same store PLO was 2% lower (increased 8% on a constant currency basis) in the fast growing Latin America Pawn segment, marking the segment's 17th consecutive quarter of same store PLO growth on a constant currency basis.

•
Liquidity strengthened - Cash and cash equivalents increased 151% to $285.0 million. A convertible debt issuance in the current quarter raised $167.0 million of net proceeds, significantly increasing liquidity and the company's ability to capitalize on attractive acquisition opportunities.

In June 2018, the company expanded its store presence in the Latin America pawn market by acquiring 63 pawn stores in Mexico City and the surrounding states in two separate transactions, for total cash consideration of $30.2 million. The acquisitions are expected to provide earnings accretion in their first full quarter ending September 30, 2018.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw said, “We delivered significantly higher net revenues and net income in the quarter relative to the same quarter last year, and continued strengthening our balance sheet and liquidity position.
"Our strong organic growth and successful pawn store acquisitions continue in high-growth Latin America. The segment's net revenue and profit before tax increased 67% and 63% on a GAAP basis and 73% and 66% on a constant currency basis. We acquired 63 pawn stores in Mexico in the third quarter, bringing our year-to-date Latin America pawn store additions to 205 through acquisition and store openings. That represents an 83% increase in our Latin America store count since the beginning of the fiscal year, reaching 451 stores. It also provides strategic positions for further penetration and expansion in existing and adjacent geographical areas.
“In the U.S. Pawn segment, our disciplined approach to pawn lending delivered industry leading PLO, PLO yield and PSC per store. Effective inventory management initiatives almost doubled inventory reduction relative to the prior year quarter while, at the same time, delivering industry high sales and sales gross profit per store. Merchandise margin increased 110bps to an industry leading 38%, while inventory turns accelerated to 2.1x from 1.9x in the immediately preceding quarter. The segment's net revenues were flat to the prior year quarter and pre-tax contribution was down 10%, reflecting the continuing impact of last year's hurricanes and higher expenses that included investments made to enhance customer experience and drive future profit improvement.
“We have a strong and proven focus on delivering an outstanding customer experience and meeting our customers' need for cash, which drives our industry-leading store operating performance. We continue to invest in our core pawn business, and with our strong cash position, we will open and acquire more pawn stores, particularly in Latin America, to further expand our diversified, multi-country earnings platform. We are confident that both of these strategies will continue to drive long-term shareholder value."
CONSOLIDATED RESULTS

•
Net income increased 163% to $14.5 million. This reflects the successful pawn store acquisitions and strong organic growth in Latin America, as well as a $5.2 million pre-tax gain on litigation settlement and an unrelated discrete tax benefit of $3.3 million.

•
A 9% increase in PLO led to an 11% improvement in PSC and a 9% improvement in net revenues to $115.1 million (up 10% to $115.8 million on a constant currency basis). Consolidated sales gross profit improved 7% to $37.8 million on a 7% rise in merchandise sales, while sales margins remained flat at 36%. On a constant currency basis, PSC expanded 11% and merchandise sales grew 8%.

•
Expenses rose 12% to $83.0 million (up 12% to $83.5 million on a constant currency basis) due primarily to acquired stores. The increase also reflects an increased number of team members per store, as well as other investments made in U.S. stores to enhance customer experience and drive future profit growth.

•
Cash and cash equivalents at the end of the quarter improved 151% to $285.0 million. During the quarter, the company enhanced liquidity through completion of a $172.5 million offering of convertible senior notes due 2025, yielding net proceeds of $167.0 million. Year-to-date, the company has collected $20.7 million in principal and interest, as scheduled, on the notes receivable related to the sale of Grupo Finmart in September 2016.

•
Basic EPS jumped 170% to $0.27 and diluted EPS rose 150% to $0.25. On an adjusted basis[1], basic EPS was $0.15 (up 25%) and diluted EPS was $0.14 (up 17%). The fully diluted shares calculation includes the hypothetical conversion of our convertible notes to the extent the company's average share price in the quarter exceeded the conversion price on the notes. However, the 2019 convertible notes must be settled in cash and the company may choose to satisfy all or some of its 2024 and 2025 convertible notes with cash rather than shares to minimize actual share dilution.

SEGMENT RESULTS
U.S. Pawn

•
Delivered industry high PLO, PLO yield and PSC per store, driven by disciplined lending practices and a focus on meeting customers’ need for cash. Same store PLO declined 3% including stores affected by the hurricanes. In unaffected stores, same store PLO declined 1%.

•
Effective inventory management reduced inventory by almost 7%, or $9.2 million in the quarter, simultaneously delivering industry leading sales and sales gross profit per store. Merchandise margins increased 110bps to an industry high 38%.

•
Net revenues were flat and pre-tax contribution was down 10% to $21.4 million, reflecting the PSC impact of last year's hurricanes on PLO, as well as higher expenses. Expenses reflect an increased number of team members per store and other investments to enhance customer experience and drive future profit growth.

Latin America Pawn

•	The Latin America segment again delivered outstanding growth. Its contribution increased 63% to $8.8 million (up 66% to $9.0 million on a constant currency basis).

•	Pawn store count expanded 83% year-to-date, including 63 stores acquired in the third quarter. Ten new stores have been opened fiscal year-to-date, including two in the third quarter.

•
The company believes there is significant opportunity for growth and profit enhancement in the acquired stores by increasing focus on general merchandise pawn loan and retail activities and implementing EZCORP's systems and operating practices. The company continues to see a robust pipeline of acquisition opportunities in Latin America.

•	Segment operations expenses increased to 63% of net revenues from 62% in the prior-year quarter, primarily due to acquired stores.

•	PLO rose 102% to $39.3 million (up 116% to $41.9 million on a constant currency basis). Same store PLO was 2% lower (increased 8% on a constant currency basis).

•
Net revenues expanded 67% to $24.1 million (up 73% to $24.9 million on a constant currency basis), and PSC increased 90% to $17.3 million (up 95% to $17.8 million on a constant currency basis), reflecting the significantly higher PLO.

•	Merchandise sales improved 37% in total and were up 5% on a same store basis (up 42% in total and up 11% in same stores on a constant currency basis).
CONFERENCE CALL & WEBCAST INFORMATION
EZCORP will host a conference call on Thursday, August 2, 2018, at 7:30am Central Time to discuss third quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 9691918, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call ends.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

All industry comparisons are based on available information from similar publicly traded companies.
1Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$104,737	$97,921	$333,270	$319,672
Jewelry scrapping sales	20,428	17,641	44,166	37,658
Pawn service charges	72,874	65,878	223,601	201,983
Other revenues	1,903	2,193	6,147	6,572
Total revenues	199,942	183,633	607,184	565,885
Merchandise cost of goods sold	66,896	62,615	210,283	204,840
Jewelry scrapping cost of goods sold	17,625	15,010	37,536	32,195
Other cost of revenues	349	453	1,273	1,433
Net revenues	115,072	105,555	358,092	327,417
Operating expenses:
Operations	83,032	74,246	248,802	226,352
Administrative	13,268	14,095	39,927	41,305
Depreciation and amortization	6,124	5,843	18,298	18,246
Loss on sale or disposal of assets	314	17	453	11
Total operating expenses	102,738	94,201	307,480	285,914
Operating income	12,334	11,354	50,612	41,503
Interest expense	7,394	5,654	19,070	16,847
Interest income	(4,358)	(2,053)	(12,896)	(6,909)
Equity in net income of unconsolidated affiliate	(1,151)	(1,047)	(3,477)	(3,768)
Other income	(5,287)	(99)	(5,473)	(294)
Income from continuing operations before income taxes	15,736	8,899	53,388	35,627
Income tax expense	1,553	3,432	14,911	13,663
Income from continuing operations, net of tax	14,183	5,467	38,477	21,964
Loss (income) from discontinued operations, net of tax	91	(265)	(631)	(1,868)
Net income	14,274	5,202	37,846	20,096
Net loss attributable to noncontrolling interest	(359)	(58)	(1,348)	(352)
Net income attributable to EZCORP, Inc.	$14,633	$5,260	$39,194	$20,448

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.27	$0.10	$0.73	$0.41
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.25	$0.10	$0.70	$0.41

Weighted-average basic shares outstanding	54,464	54,295	54,453	54,247
Weighted-average diluted shares outstanding	57,954	54,367	57,080	54,310

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	June 30, 2018	June 30, 2017	September 30, 2017

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$285,031	$113,729	$164,393
Pawn loans	183,054	168,262	169,242
Pawn service charges receivable, net	33,388	30,585	31,548
Inventory, net	151,145	135,053	154,411
Notes receivable, net	37,906	22,024	32,598
Prepaid expenses and other current assets	43,448	31,993	28,765
Total current assets	733,972	501,646	580,957
Investment in unconsolidated affiliate	61,056	41,725	43,319
Property and equipment, net	71,587	53,022	57,959
Goodwill	292,544	254,469	254,760
Intangible assets, net	59,678	32,551	32,420
Non-current notes receivable, net	13,432	41,253	28,377
Deferred tax asset, net	4,269	36,506	16,856
Other assets, net	3,575	9,145	9,715
Total assets	$1,240,113	$970,317	$1,024,363

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$195,796	$—	$—
Accounts payable, accrued expenses and other current liabilities	61,813	64,830	61,543
Customer layaway deposits	11,938	11,091	11,032
Total current liabilities	269,547	75,921	72,575
Long-term debt, net	222,897	260,414	284,807
Other long-term liabilities	11,111	9,680	7,055
Total liabilities	503,555	346,015	364,437
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 51,494,246 as of June 30, 2018; 51,326,582 as of June 30, 2017; and 51,427,832 as of September 30, 2017	515	513	514
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	395,428	322,559	348,532
Retained earnings	392,315	340,256	351,666
Accumulated other comprehensive loss	(48,040)	(37,921)	(38,367)
EZCORP, Inc. stockholders’ equity	740,248	625,437	662,375
Noncontrolling interest	(3,690)	(1,135)	(2,449)
Total equity	736,558	624,302	659,926
Total liabilities and equity	$1,240,113	$970,317	$1,024,363

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2018	2017

	(Unaudited)
	(in thousands)
Operating activities:
Net income	$37,846	$20,096
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	18,298	18,246
Amortization of debt discount and deferred financing costs	12,126	8,595
Accretion of notes receivable discount and deferred compensation fee	(7,222)	(2,898)
Deferred income taxes	3,135	(871)
Other adjustments	1,948	1,397
Stock compensation expense	8,216	5,145
Income from investment in unconsolidated affiliate	(3,477)	(3,768)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	1,601	604
Inventory	988	1,470
Prepaid expenses, other current assets and other assets	(3,617)	6,808
Accounts payable, accrued expenses and other liabilities	(4,313)	(29,464)
Customer layaway deposits	935	288
Income taxes, net of excess tax benefit from stock compensation	2,586	9,873
Net cash provided by operating activities	69,050	35,521
Investing activities:
Loans made	(512,914)	(472,676)
Loans repaid	318,636	288,833
Recovery of pawn loan principal through sale of forfeited collateral	202,078	187,819
Additions to property and equipment and capitalized labor, net	(33,917)	(14,887)
Acquisitions, net of cash acquired	(93,165)	—
Investment in unconsolidated affiliate	(14,036)	—
Principal collections on notes receivable	16,210	23,336
Net cash (used in) provided by investing activities	(117,108)	12,425
Financing activities:
Taxes paid related to net share settlement of equity awards	(311)	(767)
Proceeds from borrowings, net of issuance costs and other	170,468	—
Net cash provided by (used in) financing activities	170,157	(767)
Effect of exchange rate changes on cash and cash equivalents	(1,461)	813
Net increase in cash and cash equivalents	120,638	47,992
Cash and cash equivalents at beginning of period	164,393	65,737
Cash and cash equivalents at end of period	$285,031	$113,729

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$83,898	$20,839	$—	$104,737	$—	$104,737
Jewelry scrapping sales	17,813	2,615	—	20,428	—	20,428
Pawn service charges	55,620	17,254	—	72,874	—	72,874
Other revenues	55	245	1,603	1,903	—	1,903
Total revenues	157,386	40,953	1,603	199,942	—	199,942
Merchandise cost of goods sold	52,340	14,556	—	66,896	—	66,896
Jewelry scrapping cost of goods sold	15,329	2,296	—	17,625	—	17,625
Other cost of revenues	—	—	349	349	—	349
Net revenues	89,717	24,101	1,254	115,072	—	115,072
Segment and corporate expenses (income):
Operations	65,257	15,097	2,678	83,032	—	83,032
Administrative	—	—	—	—	13,268	13,268
Depreciation and amortization	3,010	951	48	4,009	2,115	6,124
Loss on sale or disposal of assets	74	26	—	100	214	314
Interest expense	—	3	—	3	7,391	7,394
Interest income	—	(672)	—	(672)	(3,686)	(4,358)
Equity in net income of unconsolidated affiliate	—	—	(1,151)	(1,151)	—	(1,151)
Other income	—	(103)	—	(103)	(5,184)	(5,287)
Segment contribution (loss)	$21,376	$8,799	$(321)	$29,854
Income from continuing operations before income taxes				$29,854	$(14,118)	$15,736

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended June 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$82,714	$15,207	$—	$97,921	$—	$97,921
Jewelry scrapping sales	17,257	384	—	17,641	—	17,641
Pawn service charges	56,774	9,104	—	65,878	—	65,878
Other revenues	50	179	1,964	2,193	—	2,193
Total revenues	156,795	24,874	1,964	183,633	—	183,633
Merchandise cost of goods sold	52,488	10,127	—	62,615	—	62,615
Jewelry scrapping cost of goods sold	14,674	336	—	15,010	—	15,010
Other cost of revenues	—	—	453	453	—	453
Net revenues	89,633	14,411	1,511	105,555	—	105,555
Segment and corporate expenses (income):
Operations	63,593	8,898	1,755	74,246	—	74,246
Administrative	—	—	—	—	14,095	14,095
Depreciation and amortization	2,210	619	44	2,873	2,970	5,843
Loss (gain) on sale or disposal of assets	20	(3)	—	17	—	17
Interest expense	—	2	—	2	5,652	5,654
Interest income	—	(480)	—	(480)	(1,573)	(2,053)
Equity in net income of unconsolidated affiliate	—	—	(1,047)	(1,047)	—	(1,047)
Other income	(5)	(24)	(68)	(97)	(2)	(99)
Segment contribution	$23,815	$5,399	$827	$30,041
Income from continuing operations before income taxes				$30,041	$(21,142)	$8,899

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Nine Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$270,145	$63,125	$—	$333,270	$—	$333,270
Jewelry scrapping sales	34,515	9,651	—	44,166	—	44,166
Pawn service charges	174,439	49,162	—	223,601	—	223,601
Other revenues	205	588	5,354	6,147	—	6,147
Total revenues	479,304	122,526	5,354	607,184	—	607,184
Merchandise cost of goods sold	166,965	43,318	—	210,283	—	210,283
Jewelry scrapping cost of goods sold	28,683	8,853	—	37,536	—	37,536
Other cost of revenues	—	—	1,273	1,273	—	1,273
Net revenues	283,656	70,355	4,081	358,092	—	358,092
Segment and corporate expenses (income):
Operations	196,748	44,778	7,276	248,802	—	248,802
Administrative	—	—	—	—	39,927	39,927
Depreciation and amortization	9,340	2,712	142	12,194	6,104	18,298
Loss on sale or disposal of assets	197	31	—	228	225	453
Interest expense	—	6	—	6	19,064	19,070
Interest income	—	(2,072)	—	(2,072)	(10,824)	(12,896)
Equity in net income of unconsolidated affiliate	—	—	(3,477)	(3,477)	—	(3,477)
Other (income) expense	(3)	11	(118)	(110)	(5,363)	(5,473)
Segment contribution	$77,374	$24,889	$258	$102,521
Income from continuing operations before income taxes				$102,521	$(49,133)	$53,388

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Nine Months Ended June 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$273,125	$46,547	$—	$319,672	$—	$319,672
Jewelry scrapping sales	35,158	2,500	—	37,658	—	37,658
Pawn service charges	177,480	24,503	—	201,983	—	201,983
Other revenues	157	457	5,958	6,572	—	6,572
Total revenues	485,920	74,007	5,958	565,885	—	565,885
Merchandise cost of goods sold	173,235	31,605	—	204,840	—	204,840
Jewelry scrapping cost of goods sold	30,114	2,081	—	32,195	—	32,195
Other cost of revenues	—	—	1,433	1,433	—	1,433
Net revenues	282,571	40,321	4,525	327,417	—	327,417
Segment and corporate expenses (income):
Operations	194,499	26,439	5,414	226,352	—	226,352
Administrative	—	—	—	—	41,305	41,305
Depreciation and amortization	7,487	1,910	144	9,541	8,705	18,246
Loss (gain) on sale or disposal of assets	(54)	65	—	11	—	11
Interest expense	—	7	—	7	16,840	16,847
Interest income	—	(889)	—	(889)	(6,020)	(6,909)
Equity in net income of unconsolidated affiliate	—	—	(3,768)	(3,768)	—	(3,768)
Other income	(14)	(61)	(28)	(103)	(191)	(294)
Segment contribution	$80,653	$12,850	$2,763	$96,266
Income from continuing operations before income taxes				$96,266	$(60,639)	$35,627

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2018	510	387	27	924
New locations opened	—	2	—	2
Locations acquired	—	63	—	63
Locations sold, combined or closed	—	(1)	—	(1)
As of June 30, 2018	510	451	27	988

	Three Months Ended June 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2017	517	240	27	784
New locations opened	—	4	—	4
Locations sold, combined or closed	(2)	—	—	(2)
As of June 30, 2017	515	244	27	786

	Nine Months Ended June 30, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	10	—	10
Locations acquired	—	196	—	196
Locations sold, combined or closed	(3)	(1)	—	(4)
As of June 30, 2018	510	451	27	988

	Nine Months Ended June 30, 2017
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	6	—	6
Locations sold, combined or closed	(5)	(1)	—	(6)
As of June 30, 2017	515	244	27	786
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency") and on an adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. As GPMX was not acquired until fiscal 2018, such results included on a constant currency basis reflect the actual exchange rates in effect during the three and nine months ended June 30, 2018 without adjustment. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe that presentation of results on an adjusted basis is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period Mexican peso to U.S. dollar exchange rate as of June 30, 2018 and 2017 was 19.9 to 1 and 18.0 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the three months ended June 30, 2018 and 2017 was 19.4 to 1 and 18.6 to 1, respectively. The approximate average Mexican peso to U.S. dollar exchange rate for the nine months ended June 30, 2018 and 2017 was 19.0 to 1 and 19.5 to 1, respectively.
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three and nine months ended June 30, 2018.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,		Change
	2018	2017

	(in millions)
Net income from continuing operations attributable to EZCORP	$14.5	$5.5	163%
Gain on litigation settlement, net of tax impact	(3.6)	—
Non-recurring tax benefit	(3.3)	—
CFO severance, net of tax impact	—	0.6
Acquisition expenses, net of tax impact	0.1	0.2
Currency exchange rate fluctuations	0.3	—
Adjusted net income from continuing operations attributable to EZCORP	$8.0	$6.3	27%

Basic earnings per share	$0.27	$0.10	170%
Gain on litigation settlement, net of tax impact per share	(0.06)	—
Non-recurring tax benefit per share	(0.06)	—
CFO severance, net of tax impact per share	—	0.02
Adjusted basic earnings per share	$0.15	$0.12	25%

Diluted earnings per share	$0.25	$0.10	150%
Gain on litigation settlement, net of tax impact per share	(0.06)	—
Non-recurring tax benefit per share	(0.05)	—
CFO severance, net of tax impact per share	—	0.02
Adjusted diluted earnings per share	$0.14	$0.12	17%

U.S. Pawn same store PLO	$143.2	$147.3	(3)%
U.S. Pawn same store PLO for Hurricanes Harvey and Irma impacted stores	(45.9)	(48.8)
U.S. Pawn adjusted same store PLO	$97.3	$98.5	(1)%

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn same store PLO as of June 30, 2018	$18.9	(2)%
Currency exchange rate fluctuations	1.9
Constant currency Latin America Pawn same store PLO as of June 30, 2018	$20.8	8%

Latin America Pawn same store PLO	$19.0	16%
Currency exchange rate fluctuations	(0.6)
Constant currency Latin America Pawn same store PLO	$18.4	13%

Latin America Pawn net revenue (three months ended June 30, 2018)	$24.1	67%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn net revenue (three months ended June 30, 2018)	$24.9	73%

Latin America Pawn segment profit before tax (three months ended June 30, 2018)	$8.8	63%
Currency exchange rate fluctuations	0.2
Constant currency Latin America Pawn segment profit before tax (three months ended June 30, 2018)	$9.0	66%

Consolidated net revenue (three months ended June 30, 2018)	$115.1	9%
Currency exchange rate fluctuations	0.7
Constant currency consolidated net revenue (three months ended June 30, 2018)	$115.8	10%

Consolidated PSC revenue (three months ended June 30, 2018)	$72.9	11%
Currency exchange rate fluctuations	0.5
Constant currency consolidated PSC revenue (three months ended June 30, 2018)	$73.4	11%

Consolidated merchandise sales (three months ended June 30, 2018)	$104.7	7%
Currency exchange rate fluctuations	0.8
Constant currency consolidated merchandise sales (three months ended June 30, 2018)	$105.5	8%

Consolidated operations expenses (three months ended June 30, 2018)	$83.0	12%
Currency exchange rate fluctuations	0.5
Constant currency consolidated operations expenses (three months ended June 30, 2018)	$83.5	12%

Latin America Pawn segment profit before tax (nine months ended June 30, 2018)	$24.9	94%
Currency exchange rate fluctuations	(0.5)
Constant currency Latin America Pawn segment profit before tax (nine months ended June 30, 2018)	$24.4	90%

Latin America Pawn PLO as of June 30, 2018	$39.3	102%
Currency exchange rate fluctuations	2.6
Constant currency Latin America Pawn PLO as of June 30, 2018	$41.9	116%

Latin America Pawn PSC revenue (three months ended June 30, 2018)	$17.3	90%
Currency exchange rate fluctuations	0.5
Constant currency Latin America Pawn PSC revenue (three months ended June 30, 2018)	$17.8	95%

Latin America Pawn merchandise sales (three months ended June 30, 2018)	$20.8	37%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn merchandise sales (three months ended June 30, 2018)	$21.6	42%

Latin America Pawn same store merchandise sales (three months ended June 30, 2018)	$15.9	5%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn same store merchandise sales (three months ended June 30, 2018)	$16.7	11%